UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2019

IMMUNIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36201	56-2358443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Am Klopferspitz 19

82152 Martinsried

Germany

(Address of principal executive offices)

Registrant’s telephone number, including area code: 49 89 250079460

Vital Therapies, Inc.

15222-B Avenue of Science

San Diego, CA 92128

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001	IMUX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. Yes ☒ No ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information disclosed below in Item 5.02 is herein incorporated by reference into this Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2019, the board of directors of Immunic, Inc. (the “Company”) elected Sanjay S. Patel, 43, to serve as Chief Financial Officer of the Company. In connection therewith and on the same date, Tamara A. Seymour resigned as Interim Chief Financial Officer of the Company. During a transition period, Ms. Seymour will remain with the Company as an employee with the duties of Principal Financial Officer, after which she will serve in a consulting role.

From 2014 to 2016, Mr. Patel served as Chief Financial Officer of Pernix Therapeutics Holdings, Inc., a holding company that owned several specialty pharmaceutical subsidiaries, during which time Mr. Patel assumed responsibility for mergers and acquisitions, business development, corporate finance, investor relations, finance/accounting and information technology. From 2009 to 2014, Mr. Patel was Managing Director, Healthcare Investment Banking at Cantor Fitzgerald, where he focused on the specialty pharmaceutical, biotechnology and molecular diagnostics sectors. From 2008 to 2009, Mr. Patel worked with the William J. Clinton Foundation as Manager, Global Malaria Program, Drug Access Team. From 2007 to 2008, Mr. Patel was Vice President, Global Healthcare Investment Banking at Cowen and Company, where he worked primarily on mergers and acquisitions and financing alternatives for companies in the specialty pharmaceutical and life-science tools industries. Mr. Patel’s entry into investment banking began in 1998 at UBS Warburg, where he served for three years as Associate Director, Global Healthcare Group. Mr. Patel holds a CFA (Chartered Financial Analyst) designation from the CFA Institute and a Bachelor of Science in Biology from McGill University.

On July 15, 2019, the Company entered into an employment agreement with Mr. Patel (the “Patel Employment Agreement”). Pursuant to the Patel Employment Agreement, Mr. Patel will receive a base annual salary of $330,000, a signing bonus of $30,000, and an award of options to purchase 79,891 shares of Company common stock. Mr. Patel is also eligible each year for a target bonus of at least 35% of his base salary, reimbursement for certain expenses, and customary insurance and benefits programs of the Company. The initial term of the Patel Employment Agreement lasts until December 31, 2021, and automatically extends for successive two-year terms, unless either party provides six months’ notice of nonrenewal.

If Mr. Patel’s employment is terminated by the Company without Cause or by him for Good Reason (each as defined in the Patel Employment Agreement), he is entitled to (i) twelve months’ base salary, (ii) any accrued but unpaid annual bonus for the fiscal year ended prior to termination, and (iii) reimbursement of certain COBRA premiums. Additionally, all of his outstanding equity awards will vest and become exercisable.

The preceding summary does not purport to be complete and is qualified in its entirety by reference to the Patel Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 16, 2019, the Company held its annual meeting of stockholders (the “Meeting”). The total number of shares entitled to vote at the Meeting was 9,986,399 and there were present at the Meeting, in person or by proxy, 9,941,176 shares, which constituted a quorum for the Meeting. At the Meeting, the stockholders voted:

(1) to elect Dr. Jörg Neermann as a director for a three year term expiring at the 2022 annual meeting of stockholders;

(2) to ratify the selection of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm, for the fiscal year ending December 31, 2019;

(3) to approve the amendment and restatement of the Company’s Amended and Restated Certificate of Incorporation; and

(4) to approve the Company’s 2019 Employee Stock Purchase Plan.

The final results of the stockholders votes at the Meeting are set forth below:

Proposal 1: Election of Director

FOR	WITHHELD	BROKER NON-VOTES
8,894,539	3,163	593,474

Proposal 2: Ratification of Appointment of Baker Tilly as Independent Registered Public Accounting Firm

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
9,468,177	10,532	12,467	0

Proposal 3: Amendment and Restatement of Amended and Restated Certificate of Incorporation

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
8,895,422	1,377	903	593,474

Proposal 4: Approval of 2019 Omnibus Plan

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
8,838,403	57,800	1,499	593,474

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Employment Agreement, dated as of July 15, 2019, by and between Sanjay Patel and Immunic, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: July 17, 2019	Immunic, Inc.

	By:	/s/ Daniel Vitt
Daniel Vitt
Chief Executive Officer